Exhibit 99.1

MicroVision Appoints Glen DeVos as Chief Executive Officer

REDMOND, Wash., Sept. 4, 2025 — MicroVision, Inc. (NASDAQ: MVIS), a technology pioneer delivering advanced perception solutions in autonomy and mobility, today announced that the Company’s Board of Directors has appointed Glen W. DeVos as Chief Executive Officer and a member of the Company’s Board of Directors effective September 30, 2025. Sumit Sharma, the Company’s current CEO, will remain in the role through the effective date to ensure a smooth transition.

A seasoned executive, DeVos brings more than three decades of leadership in the automotive and industrial technology sectors, delivering advanced technologies and solutions with a focus on autonomy and mobility. Since 1992, DeVos served in various business leadership and technology roles at Aptiv, and its predecessor Delphi Automotive, including as Aptiv’s Chief Technology Officer and President of the Advanced Safety and User Experience business unit. His extensive experience developing and driving strategy, leading global organizations, managing capital, developing trusted relationships with customers and partners, and successfully launching high complexity software and hardware platforms will be a tremendous asset in steering MicroVision’s go-to-market strategies and driving targeted growth. Since joining MicroVision as Chief Technology Officer in April 2025, DeVos has accelerated the evolution of the Company’s engineering and operations teams toward productization and commercialization of the Company’s innovative technologies.

“Glen’s work as our CTO has been impressive, solidly advancing our product roadmap,” said Bob Carlile, Chair of MicroVision’s Board of Directors. “As the Company sharpens its strategic focus on delivering products and solutions to targeted industries, now is the right time for this leadership transition and Glen is the ideal leader to serve as our CEO. Glen’s extensive experience getting products to market and successfully anticipating industry challenges will help us efficiently execute our strategic plan.”

“I am energized by this opportunity to lead the Company at this exciting time in the autonomy and mobility space,” said DeVos. “Since joining MicroVision five months ago, I’ve taken a deep dive into the Company’s portfolio, people, and plans. I’m confident that MicroVision has the technology and talent to quickly deliver game-changing solutions to customers in industrial, automotive, and defense.”

Continued Carlile, “We sincerely appreciate Sumit’s 10 years of dedication to MicroVision. Through his leadership, strategic vision, and innovative thinking, MicroVision has developed compelling technologies and solutions, implemented industry-leading strategies, and established a strong foundation for the Company to seize near-term and long-term business opportunities.”

“It has been a privilege to lead the MicroVision team and be a part of the Company’s growth over the past 10 years,” said Sumit Sharma, MicroVision Chief Executive Officer. “I will continue to support and champion MicroVision as a shareholder and enthusiastic fan.”

About MicroVision

MicroVision is at the forefront of driving the global adoption of innovative perception solutions, with the goal of making mobility and autonomy safer. Our engineering excellence, based in Redmond, Washington and Hamburg, Germany, enables us to develop and supply integrated lidar hardware and perception software solutions. Our proprietary technologies enhance safety and automation across various industrial applications, including robotics, automated warehouses, and agriculture, and are instrumental in the development of autonomous systems. MicroVision’s core technology, initially developed for the automotive industry, continues to accelerate advanced driver-assistance systems (ADAS) and autonomous driving. Building on our history of providing technology to the military segment, our target offerings include semi- and fully autonomous airborne and terrestrial sensor systems. With our solid-state lidar technologies, encompassing MEMS-based long-range lidar and flash-based short-range lidar, integrated with our onboard perception software, MicroVision possesses the expertise to deliver safe mobility at the speed of life.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOVIA, and MOSAIK are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including execution of strategy and progress with productization, commercialization, and growth opportunities are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@Microvision.com